UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 27, 2015

MICHAEL KORS HOLDINGS LIMITED
(Exact name of Registrant as Specified in its Charter)

001-35368
(Commission File Number)

British Virgin Islands	N/A
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

33 Kingsway
London, United Kingdom
WC2B 6UF
(Address of Principal Executive Offices)

44 79 6437 8613
  (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On January 27, 2015, the Board of Directors of Michael Kors Holdings Limited (the “Company”), upon the recommendation of the Company’s Governance and Nominating Committee, appointed Jane Thompson, 43, to its Board of Directors as a Class II director with a term to expire at the Company’s annual meeting of shareholders in 2016 and until the election and qualification of her successor in office.  She will also serve as a member of the Governance and Nominating Committee of the Company.  The Board has determined that Ms. Thompson is “independent” as such term is defined under the New York Stock Exchange listing standards and the Company’s Corporate Governance Guidelines on director independence. The appointment of Ms. Thompson brings the Company’s Board membership to eight.

Pursuant to the Company’s current director compensation program, in connection with Ms. Thompson’s appointment, she will receive a retainer of $11,667, which represents a pro rata portion of the Company’s annual retainer of $70,000, based on the number of months left in the Company’s fiscal year.  She will also receive a grant of restricted share units under the Company’s Omnibus Incentive Plan with a fair value at the time of grant equal to $75,000, which represents the pro rata portion of the $150,000 annual equity grant provided to all non-employee directors at the 2014 annual meeting of shareholders, based on the number of months remaining until the Company’s next annual shareholder’s meeting. Ms. Thompson is also entitled to a fee of $1,500 for each meeting of the Board of Directors that she attends.

There is no arrangement or understanding between Ms. Thompson and any other persons pursuant to which she was selected to serve as a director and she is not a party to any transaction with the Company that might require disclosure under Item 404(a) of Regulation S-K.

Further details are contained in a Press Release issued by the Company on January 27, 2015, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.

99.1	Press release issued by Michael Kors Holdings Limited, dated January 27, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MICHAEL KORS HOLDINGS LIMITED

Date: January 30, 2015	By:	/s/ Joseph B. Parsons
		Name:	Joseph B. Parsons
		Title:	Executive Vice President, Chief Financial Officer, Chief Operating Officer & Treasurer